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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2002 relating to the financial statements and financial statement schedule of MKS Instruments, Inc., which appears in MKS Instruments, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 13, 2002